Exhibit 23.1

                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2005, which appears on page F-1 of the Annual Report on Form 10-K of Equitex, Inc. and subsidiaries for the year ended December 31, 2004, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/S/ GHP HORWATH, P.C.

Denver, Colorado
April 26, 2005